UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report - February 8, 2007
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
(Address of principal executive offices)

(856) 778-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

Gregory M. Krzemien, Chief Financial Officer and Treasurer.

Mace Security International, Inc. (the “Company”) and Gregory M. Krzemien entered into an Employment Contract on February 12, 2007 (“Krzemien Employment Contract”). The Company’s Compensation Committee obtained a Compensation Study from a third party consulting firm prior to entering into the Krzemien Employment Contract. The principal terms of the Krzemien Employment Contract, which expires on February 12, 2010 include:

i.	an annual salary of $230,000;

ii.
an option grant for 60,000 shares of common stock under the Company’s Stock Option Plan at an exercise price equal to the close of market on the date of grant. The options were granted on February 12, 2007. The options vested one-third on the date of the grant, and will vest one-third on the first anniversary date of the grant, and one-third on the second anniversary date of the grant;

iii.
a one time retention payment equal to Mr. Krzemien’s then annual base compensation upon the occurrence of both of the following: (a) a change in control of the Company and (b) Louis D. Paolino, Jr. ceasing to be the Chief Executive Officer of the Company. In addition to Mr. Krzemien receiving the retention payment, if Mr. Krzemien’s employment is terminated without cause or if the Company breaches the Krzemien Employment Contract, Mr. Krzemien is entitled to an additional payment equal to Mr. Krzemien’s then annual base compensation;

iv.	provision for Company standard medical and other employee benefits; and

v.	a car allowance of $700 per month.

The Krzemien Employment Contract is attached to this Current Report as Exhibit 10.1.

Robert M. Kramer, Executive Vice President, General Counsel and Secretary.

The Company and Robert M. Kramer entered into an Employment Contract on February 12, 2007 (“ Kramer Employment Contract”). The Company’s Compensation Committee obtained a Compensation Study from a third party consulting firm prior to entering into the Kramer Employment Contract. The principal terms of the Kramer Employment Contract, which expires on February 12, 2010 include:

i.	an annual salary of $230,000;

ii.
an option grant for 60,000 shares of common stock under the Corporation’s Stock Option Plan at an exercise price equal to the close of market on the date of grant. The options were granted on February 12, 2007. The options vested one-third on the date of the grant, and will vest one-third on the first anniversary date of the grant, and one-third on the second anniversary date of the grant;

iii.
a one time retention payment equal to Mr. Kramer’s then annual base compensation upon the occurrence of both of the following: (a) a change in control of the Company and (b) Louis D. Paolino, Jr. ceasing to be the Chief Executive Officer of the Company. In addition to Mr. Kramer receiving the retention payment, if Mr. Kramer’s employment is terminated without cause or if the Company breaches the Kramer Employment Contract, Mr. Kramer is entitled to an additional payment equal to Mr. Kramer’s then annual base compensation;

iv.	provision for Company standard medical and other employee benefits; and

v.	a car allowance of $700 per month.

The Kramer Employment Contract is attached to this Current Report as Exhibit 10.2.

Ronald Pirollo, Chief Accounting Officer.

On February 8, 2007, the Company’s Compensation Committee approved of an increase in Ronald Pirollo’s annual base salary from $160,000 to $180,000. Mr. Pirollo was also awarded an option grant for 25,000 shares of common stock under the Corporation’s Stock Option Plan at an exercise price equal to the close of market on February 12, 2007. The options vested one-third on the date of the grant, and will vest one-third on the first anniversary date of the grant, and one-third on the second anniversary date of the grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are being filed herewith:

10.1	Employment Contract dated February 12, 2007 between Mace Security International, Inc. and Gregory M. Krzemien.

10.2	Employment Contract dated February 12, 2007 between Mace Security International, Inc., and Robert M. Kramer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 14, 2007	Mace Security International, Inc.

	By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Contract dated February 12, 2007, between Mace Security International, Inc., and Gregory M. Krzemien.

10.2	Employment Contract dated February 12, 2007 between Mace Security International, Inc., and Robert M. Kramer.